UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2017

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3939 West Drive, Center Valley, PA 18034

(Address of Principal Executive Offices) (Zip Code)

(610) 797-9500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2017, JetPay Corporation (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that the stockholders’ equity balance reported on the Company’s Form 10-Q for the quarter ended September 30, 2017 fell below the $2,500,000 minimum requirement for continued listing under The Nasdaq Capital Market’s Listing Rule 5550(b) (the “Rule”). As of September 30, 2017, the Company’s stockholders’ equity balance was $2,264,000. The stockholders’ equity balance does not include $56,817,000 of issued and outstanding convertible preferred stock and $3,520,000 of issued and outstanding common stock subject to possible redemption, each as of September 30, 2017. Further, as of September 30, 2017, the Company had not met the alternative compliance standards under the Rule of (i) a market value of listed securities of at least $35,000,000 (as of the close of business on the date hereof, the market value of listed securities was $32,131,000) or (ii) net income of $500,000 from continuous operations.

This notification has no immediate effect on the Company’s listing on The Nasdaq Capital Market. In accordance with the Rule, the Company has 45 calendar days from its receipt of the notification letter, or until December 29, 2017, to prepare and submit a plan to Nasdaq outlining how it intends to regain compliance with the Rule. If the plan is accepted, the Company may be granted up to 180 calendar days from the date of the notification letter to evidence compliance. There can be no guarantee that the plan will be accepted by Nasdaq or that the Company will be able to regain compliance with the continued listing requirements of the Rule. If the Company’s plan is not accepted by Nasdaq, or if the Company does not regain compliance in the timeframe required by Nasdaq, the Company’s securities would be subject to delisting from The Nasdaq Capital Market unless the Company requests a hearing before a Nasdaq Hearings Panel.

The Company is currently evaluating its available options to resolve the deficiency and regain compliance with the Rule and intends to submit a plan to regain compliance to Nasdaq within the required time period. In addition, if the Company were to regain compliance with an alternative compliance standard by achieving a market value of listed securities of at least $35,000,000 for a minimum of ten consecutive trading days, the Company would also regain compliance with the Rule. There can be no assurance that the Company’s plan to regain compliance will be accepted by Nasdaq or that, if it is accepted, that the Company will be able to regain compliance with the Rule.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can sometimes identify forward looking-statements by our use of the words “believes,” “anticipates,” “expects,” “intends,” “plans,” “forecast,” “guidance” and similar expressions. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of favor factors. Forward-looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for business strategy, outlook, objectives, milestones, plans, intentions, goals, future financial condition or otherwise as to future events. Please refer to the risks detailed from time to time in the reports we file with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as other filings on Form 10-Q and Form 8-K, for additional risk factors that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2017

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien

Name: Gregory M. Krzemien
Title: Chief Financial Officer